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Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERSANT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

California	94-3079392
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Versant Corporation
6539 Dumbarton Circle
Fremont, CA 94555
(Address of Principal Executive Offices, including Zip Code)

1996 Directors Stock Option Plan
(Full Title of the Plan)

Lee McGrath
Vice President, Finance and Administration
VERSANT CORPORATION
6539 Dumbarton Circle
Fremont, California 94555
(510) 789-1500
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kenneth A. Linhares, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, no par value	250,000(1)	$0.90(2)	$225,000	$18.20

(1)
Represents shares registered pursuant to this Registration Statement that are available for issuance under the Registrant's 1996 Directors Stock Option Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this Registration Statement also relates to Form S-8 Registration Statements Nos. 333-08537, 333-29947, 333-67776 and 333-87922. A total of 5,771,702 shares issuable under the Registrant's 1996 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Directors Stock Option Plan have been previously registered under the Securities Act.

(2)
Estimated pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on August 11, 2003, solely for the purpose of calculating the amount of the registration fee.

VERSANT CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Previous Registration Statement

        Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register 250,000 additional shares under the 1996 Directors Stock Option Plan of Versant Corporation (the "Registrant"). Such increase was approved by the Registrant's Board of Directors on May 21, 2003 and was approved by the Registrant's shareholders at the Registrant's Annual Meeting of Shareholders on July 30, 2003. The contents of the Registrant's Form S-8 Registration Statements Nos. 333-08537, 333-29947, 333-80827, 333-43480, 333-58152, 333-67776 and 333-87922 are hereby incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel

        As of the date of this Registration Statement, attorneys of Fenwick & West LLP and family members thereof beneficially own an aggregate of approximately 2,000 shares of the Registrants Common Stock.

Item 8. Exhibits

Exhibit No.	Description
4.01	Registrant's Amended and Restated Articles of Incorporation as filed with the California Secretary of State on July 24, 1996 (incorporated herein by reference to Exhibit 4.01 of Registrant's Form S-8, File No. 333-43480, filed with the Commission on August 10, 2000).
4.02
Registrant's Certificate of Amendment of Articles of Incorporation as filed with the California Secretary of State on July 14, 1998 (incorporated herein by reference to Exhibit 4.04 of Registrant's Form S-8, File No. 333-80827, filed with the Commission on June 16, 1999).
4.03
Registrant's Certificate of Determination as filed with the California Secretary of State on July 13, 1999 (incorporated herein by reference to Exhibit 3.01 of Registrant's Form 8-K filed with the Commission on July 13, 1999).
4.04	Registrant's Certificate of Amendment of Articles of Incorporation as filed with the California Secretary of State on or about August 5, 2003 (filed herewith)
4.05
Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.05 of the Registrant's Registration Statement on Form SB-2, File No. 333-4910-LA originally filed with the Commission on May 24, 1996, as subsequently amended on June 18, 1996 and July 16, 1996).
4.06
Registrant's 1996 Directors Stock Option Plan, as amended, and related documents (the amended plan is filed herewith and the related documents are incorporated herein by reference to Exhibit 4.06 of Registrant's Form S-8, File No. 333-29947, filed with the Commission on June 24, 1997).
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of KPMG LLP, Independent Auditors.
24.01	Power of Attorney (see signature page).

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Nick Ordon and Lee McGrath, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 11th day of August, 2003.

VERSANT CORPORATION
By:	/s/ NICK ORDON Nick Ordon President, Chief Executive Officer and a Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:
/s/ NICK ORDON Nick Ordon	President, Chief Executive Officer and a Director	August 11, 2003
Principal Financial Officer and Principal Accounting Officer:
/s/ LEE MCGRATH Lee McGrath	Vice President Finance and Administration, Chief Financial Officer and Secretary	August 11, 2003
Additional Directors:
/s/ WILLIAM HENRY DELAVATI William Henry Delevati	Director	August 11, 2003
/s/ SHYAM RANGOLE Shyam Rangole	Director	August 11, 2003
/s/ DANIEL L. ROBERTS Daniel L. Roberts	Director	August 11, 2003

/s/ SATEESH LELE Sateesh Lele	Director	August 11, 2003
/s/ BERNHARD WOEBKER Bernhard Woebker	Director	August 11, 2003
/s/ AJAY JAIN Ajay Jain	President, Real-Time Solutions, and Director	August 11, 2003
/s/ UDAY BELLARY Uday Bellary	Director	August 11, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.01	Registrant's Amended and Restated Articles of Incorporation as filed with the California Secretary of State on July 24, 1996 (incorporated herein by reference to Exhibit 4.01 of Registrant's Form S-8, File No. 333-43480, filed with the Commission on August 10, 2000).
4.02
Registrant's Certificate of Amendment of Articles of Incorporation as filed with the California Secretary of State on July 14, 1998 (incorporated herein by reference to Exhibit 4.04 of Registrant's Form S-8, File No. 333-80827, filed with the Commission on June 16, 1999).
4.03
Registrant's Certificate of Determination as filed with the California Secretary of State on July 13, 1999 (incorporated herein by reference to Exhibit 3.01 of Registrant's Form 8-K filed with the Commission on July 13, 1999).
4.04	Registrant's Certificate of Amendment of Articles of Incorporation as filed with the California Secretary of State on or about August 5, 2003 (filed herewith)
4.05
Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.05 of the Registrant's Registration Statement on Form SB-2, File No. 333-4910-LA originally filed with the Commission on May 24, 1996, as subsequently amended on June 18, 1996 and July 16, 1996).
4.06
Registrant's 1996 Directors Stock Option Plan, as amended, and related documents (the amended plan is filed herewith and the related documents are incorporated herein by reference to Exhibit 4.06 of Registrant's Form S-8, File No. 333-29947, filed with the Commission on June 24, 1997).
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of KPMG LLP, Independent Auditors.
24.01	Power of Attorney (see signature page).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Incorporation of Previous Registration Statement
  Item 5. Interests of Named Experts and Counsel
  Item 8. Exhibits
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX